UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2008 Outperformance Awards under the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “1997 Plan”)

On January 24, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Boston Properties, Inc. (the “Company”) approved outperformance awards under the 1997 Plan to officers and key employees of the Company. These awards (the “2008 OPP Awards”) are part of a new broad-based, long-term incentive compensation program designed to provide the Company’s management team at several levels within the organization with the potential to earn equity awards subject to the Company “outperforming” and creating shareholder value in a pay-for-performance structure. 2008 OPP Awards utilize total return to shareholders (“TRS”) over a three-year measurement period as the performance metric and include two years of time-based vesting after the end of the performance measurement period (subject to acceleration in certain events) as a retention tool.

Recipients of 2008 OPP Awards will share in an outperformance pool if the Company’s TRS, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period from February 5, 2008 to February 5, 2011, based on the average closing price of a share of the Company’s common stock (a “REIT Share”) for the five trading days prior to and including February 5, 2008. The aggregate reward that recipients of all 2008 OPP Awards can earn, as measured by the outperformance pool, is subject to a maximum cap of $110 million, although OPP awards for an aggregate of up to approximately $104.8 million have been allocated and will be granted on February 5, 2008. The balance remains available for future grants, with OPP awards exceeding a potential reward of $1 million requiring the Committee’s approval.

The outperformance pool will consist of (i) three percent (3%) of the excess total return above a cumulative absolute TRS hurdle of 30% over the full three-year measurement period (the “Absolute TRS Component”) and (ii) three percent (3%) of the excess or deficient excess total return above or below a relative TRS hurdle equal to the total return of the SNL Equity REIT Index over the three-year measurement period (the “Relative TRS Component”). In the event that the Relative TRS Component is potentially positive because the Company’s TRS is higher than the total return of the SNL Equity REIT Index, but the Company achieves a cumulative absolute TRS below 30% over the three-year measurement period (equivalent to 10% per annum), the actual contribution to the outperformance pool from the Relative TRS Component will be subject to a sliding scale factor as follows: (i) 100% of the potential Relative TRS Component will be earned if the Company’s TRS is equal to or greater than a cumulative 30% over three years (equivalent to 10% per annum), (ii) 0% will be earned if the Company’s TRS is equal to or less than a cumulative 21% over three years (equivalent to 7% per annum), and (iii) a percentage from 0% to 100% calculated by linear interpolation will be earned if the Company’s cumulative TRS over three years is between 21% and 30%. The potential Relative TRS Component before application of the sliding scale factor will be capped at $110 million (or such lesser amount as corresponds to the OPP awards actually granted). In the event that the Relative TRS Component is negative because the Company’s TRS is less than the total return of the SNL Equity REIT Index, any outperformance reward potentially earned under the Absolute TRS Component will be reduced dollar for dollar, provided that the potential Absolute TRS Component before reduction for any negative Relative TRS Component will be capped at $110 million (or such lesser amount as corresponds to the OPP awards actually granted). The algebraic sum of the Absolute TRS Component and the Relative TRS Component determined as described above will never exceed $110 million (or such lesser amount as corresponds to the OPP awards actually granted).

Each employee’s 2008 OPP Award will be designated as a specified percentage of the aggregate outperformance pool. Assuming the applicable absolute and/or relative TRS thresholds are achieved at the end of the measurement period, the algebraic sum of the Absolute TRS Component and the Relative TRS Component will be calculated and then allocated among the 2008 OPP Award recipients in accordance with each individual’s percentage. Rewards earned with respect to 2008 OPP Awards will vest 25% on February 5, 2011, 25% on February 5, 2012, and 50% on February 5, 2013, based on continued employment. Vesting will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, termination of employment by the award recipient for good reason, death, disability or retirement, although restrictions on transfer will continue to apply in certain of these situations.

All determinations, interpretations and assumptions relating to the calculation of performance and vesting relating to 2008 OPP Awards will be made by the Committee.

2008 OPP Awards will be in the form of LTIP units of limited partnership interest (“LTIP Units”) of Boston Properties Limited Partnership (the “Operating Partnership”). LTIP Units will be issued prior to the determination of the outperformance pool, but will remain subject to forfeiture depending on the extent of rewards earned with respect to 2008 OPP Awards. The number of LTIP Units to be issued initially to recipients of the 2008 OPP Awards is an estimate of the maximum number of LTIP Units that they could earn, based on certain assumptions. The number of LTIP Units actually earned by each award recipient will be determined at the end of the performance measurement period by dividing his or her share of the outperformance pool by the average closing price of a REIT Share for the 15 trading days immediately preceding the measurement date. Total return for the Company and for the SNL Equity REIT Index over the three-year measurement period and other circumstances will determine how many LTIP Units are earned by each recipient; if they are fewer than the number issued initially, the balance will be forfeited as of the performance measurement date.

Prior to the measurement date, LTIP units issued on account of 2008 OPP Awards will be entitled to receive per unit distributions equal to one-tenth (10%) of the regular quarterly distributions payable on a common unit of limited partnership interest in the Operating Partnership (a “Common Unit”), but will not be entitled to receive any special distributions. After the measurement date, the number of LTIP Units, both vested and unvested, which 2008 OPP Award recipients have earned based on the establishment of an outperformance pool, will be entitled to receive distributions in an amount per unit equal to distributions, both regular and special, payable on a Common Unit.

LTIP Units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. As a general matter, the profits interests characteristics of the LTIP Units mean that initially they will not be economically equivalent in value to a Common Unit. If and when events specified by applicable tax regulations occur, LTIP Units can over time increase in value up to the point where they are equivalent to Common Units on a one-for-one basis. After LTIP Units are fully vested, and to the extent the special tax rules applicable to profits interests have allowed them to become equivalent in value to Common Units, LTIP Units may be converted on a one-for-one basis into Common Units. Common Units in turn have a one-for-one relationship in value with REIT Shares, and are exchangeable on such one-for-one basis for cash or, at the election of the Company, REIT Shares.

Form of LTIP Unit Award Agreement

On January 24, 2008, the Committee approved the form of 2008 Outperformance Award Agreement attached hereto as Exhibit 10.1. The foregoing summary of the 2008 OPP Awards is qualified in its entirety by reference to the form of award agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2008 OPP Awards to Named Executive Officers

The 2008 OPP Awards approved by the Committee for the Company’s principal executive officer, principal financial officer and other named executive officers are as follows (each award is expressed as the maximum dollar value of the award based on the aggregate program cap of $110 million and (in parentheses) the corresponding percentage allocation): Mortimer B. Zuckerman, $15,000,000 (13.64%); Edward H. Linde, $13,000,000 (11.82%); Douglas T. Linde, $12,000,000 (10.91%); Raymond A. Ritchey, $12,000,000 (10.91%); E. Mitchell Norville, $12,000,000 (10.91%); and Michael E. LaBelle, $1,500,000 (1.36%).

Employment Agreement with Michael E. LaBelle

The Company and Mr. Michael E. LaBelle, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, entered into an Employment Agreement dated as of January 24, 2008. During the term of the employment agreement, Mr. LaBelle will devote substantially all of his business time to the Company’s business and affairs. The initial term of the agreement is two years beginning on January 24, 2008 with automatic one-year renewals commencing on each anniversary date unless written notice of termination is given at least 90 days prior to such date by either party. Apart from base salary, which was initially established at $300,000 per year, Mr. LaBelle is eligible to receive bonus compensation, including equity-based incentive compensation, to be determined in the discretion of the Committee. The base salary of Mr. LaBelle is to be reviewed annually by the Committee and may be increased but not decreased at its discretion.

Mr. LaBelle’s employment with the Company may be terminated for “cause” by the Company for (1) gross negligence or willful misconduct; (2) an uncured breach of any of his material duties under the employment agreement (for reasons other than physical or mental illness); (3) conduct against the material best interests of the Company or a material act of common law fraud against the Company or its affiliates or employees; or (4) an indictment of a felony if such indictment has a material adverse effect on the Company’s interests or reputation. Mr. LaBelle may terminate his employment for “good reason,” which includes (1) a substantial adverse change, not consented to by Mr. LaBelle, in the nature or scope of his responsibilities, authorities, powers, functions, or duties under the employment agreement; (B) a breach by the Company of any of its material obligations under the employment agreement; or (C) a material change in the geographic location at which Mr. LaBelle must perform his services. To constitute “good reason” termination, Mr. LaBelle (1) must provide written notice to the Company within ninety (90) days of the initial existence of the event constituting “good reason,” (2) may not terminate his employment unless the Company fails to remedy the event constituting “good reason” within thirty (30) days after such notice has been deemed given pursuant to the employment agreement, and (3) must terminate employment with the Company no later than thirty (30) days after the end of the thirty-day period in which the Company fails to remedy the event constituting “good reason.”

If the employment of Mr. LaBelle is terminated by the Company “without cause” or by Mr. LaBelle for “good reason,” then Mr. LaBelle will be entitled to a severance amount payable over a 12-month period equal to the sum of (x) his base salary plus (y) the amount of his cash bonus, if any, received in respect of the immediately preceding year. Mr. LaBelle is also entitled to an additional 12 months of vesting in his stock-based awards and, subject to payment of premiums, may also participate in the Company’s health plan for up to 12 months.

The employment agreement prohibits Mr. LaBelle, while he is an officer of the Company and for one year thereafter, from (1) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property in the Company’s markets at the time of termination of his employment, (2) intentionally interfering with the Company’s relationships with its tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (3) competing for, soliciting or diverting the Company’s tenants or employees, either for himself or any other business, person or entity. Pursuant to the employment agreement, however, Mr. LaBelle may engage in certain “minority interest passive investments” (as defined in the employment agreement). In addition, the employment agreement provides that the non-competition provision shall not apply if Mr. LaBelle’s employment is terminated following a change of control of the Company.

The foregoing summary of the employment agreement is qualified in its entirety by reference to the copy of the employment agreement, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to the Agreement of Limited Partnership of the Operating Partnership

On January 24, 2008, the Board of the Company, in its capacity as sole general partner of the Operating Partnership, amended the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “ALP”) to modify the terms of the previously established LTIP Units in connection with the 2008 OPP Awards. The ALP already provided that LTIP Units (i) may be subject to such conditions and restrictions as the Committee may determine, including continued employment or other service, computation of financial metrics and/or achievement of pre-established performance hurdles, (ii) would be forfeited if applicable conditions or restrictions are not attained, and (iii) can be made eligible to receive partnership distributions, currently or on a deferred or contingent basis. However, certain modifications to the ALP were required to document the specific terms of LTIP Units issued in connection with 2008 OPP Awards and to coordinate their treatment with that of LTIP Units issued in connection with other equity-based incentive compensation awarded under the 1997 Plan. The Committee will determine the number of REIT Shares available under the 1997 Plan underlying LTIP Units issued in connection with 2008 OPP Awards in light of all applicable conditions set forth in the amended ALP and the 2008 OPP Award agreement, including applicable vesting conditions, Operating Partnership capital account allocations, and conversion or exchange ratios.

The foregoing summary is qualified in its entirety by reference to the Seventy-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Form of 2008 Outperformance Award Agreement.

10.2	Employment Agreement, dated as of January 24, 2008, by and between Boston Properties, Inc. and Michael E. LaBelle.

10.3	Seventy-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership dated as of January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: January 29, 2008	By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President